ACQUISITION AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of this 4th day of August, 1999 by and among THE ROTHERWOOD GROUP, INC., an Arizona corporation ("TRG"), CIMSOFT, INC. a Delaware corporation ("CSI") and the shareholders of CSI. Such shareholders are listed on Schedule A attached and made part hereto (the "CSI Shareholders").

                                    RECITALS

     A. The CSI Shareholders own and control all of the issued and outstanding shares of CSI.

     B. TRG desires to acquire and the CSI Shareholders desire to transfer to TRG all outstanding shares of CSI on the terms and conditions set forth herein.

                                   AGREEMENTS

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                 EXCHANGE TERMS

     1.1 ACQUISITION. At the closing of the acquisition (the "Closing"), the CSI Shareholders shall sell, transfer and deliver to TRG certificates endorsed to the order of TRG representing all outstanding shares of the CSI Common Stock $.001 par value, (the "CSI Shares"), or a certificate from the Secretary of CSI indicating that certificates have not been issued, and listing all CSI shareholders and the number of CSI shares owned by each.

     1.2 CONSIDERATION. In exchange for the delivery of the CSI Shares at the Closing, TRG shall issue and deliver to the CSI Shareholders certificates representing 4.0698 shares of the Common Stock of TRG (the "TRG Shares") for each share of CSI Common Stock. Aztore Holdings, Inc. ("Aztore") shall have canceled and returned to TRG 1,302,957 shares of Common Stock.

     1.3 CLOSING. The Closing shall take place effective September 1, 1999.

                                    ARTICLE 2
                                ADDITIONAL TERMS

2.1 ADDITIONAL INVESTMENT. At the Closing, TRG's controlling shareholder prior to the Closing, Aztore Holdings, Inc. ("Aztore") shall purchase 150,000 shares of Series A Preferred stock. These shares shall have the terms set forth in the Series A Certificate of Designation including but not limited to a liquidation preference of $1.00 per share and convertibility into 5.3 shares of TRG Common Stock for each preferred share.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 2 of 23
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     2.2 TAX TREATMENT. The exchange of shares is intended to qualify as a reorganization within the meaning of ss.368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereto will perform and refrain from performing all acts as required by the Code and all rules, regulations or judicial interpretations thereof which would jeopardize this transaction being treated as a reorganization as stated above.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF CSI
                            AND THE CSI SHAREHOLDERS

     CSI and the CSI Shareholders hereby represent and warrant, as of the date hereof and as of the Closing Date, as follows:

     3.1 ORGANIZATION, CAPACITY AND AUTHORITY. CSI has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. CSI has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by the Shareholders and Board of Directors of CSI and no other corporate proceedings on the part of CSI are necessary to authorize this Agreement or the transactions contemplated hereby. The CSI Shareholders have full capacity to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by the CSI Shareholders are duly authorized and no other proceeding or action on behalf of the CSI Shareholders is necessary to authorize the transactions contemplated hereby.

     3.2 TITLE TO SHARES. The CSI Shares held by the CSI Shareholders and to be transferred at the Closing are and will be free and clear of any lien, charge, claim, security interest or other encumbrance. The CSI Shareholders hold legal and beneficial title to such CSI Shares. No restriction on transfer, stop order or other instruction with respect to such CSI Shares is or will be entered on CSI's transfer records with respect to such CSI Shares prior to, at or after Closing, other than customary restrictive legends and stop order instructions related to the transfer of such shares in compliance with applicable federal and state securities laws.

     3.3 NO CONFLICT, BREACH, OR DEFAULT. The execution and delivery of this Agreement and the performance by CSI and the CSI Shareholders of the terms hereof do not (i) conflict with or result in a violation of the Articles of Incorporation or Bylaws of CSI; (ii) violate any order, writ, judgment or decree to which CSI or any CSI Shareholders are a party or are subject, or (iii) conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CSI or any CSI Shareholders under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which CSI or any CSI Shareholders are bound or by which CSI, the CSI Shareholders or any of their properties or assets may be bound.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 3 of 23
--------------------------------------------------------------------------------

     3.4 APPROVALS AND CONSENTS. No approval, authorization, consent, exemption, filing or other action by or filing with any governmental authority is required in connection with the execution and delivery by CSI or the CSI Shareholders of this Agreement or the transactions contemplated herein or therein.

     3.5 VALID OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of CSI or the CSI Shareholders enforceable against all of them in accordance with its terms, except that (i) the enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.6 CAPITAL STOCK OF CSI. The authorized capital stock of CSI consists of 3,000,000 shares of Preferred Stock, $ .001 par value, of which no shares are issued and outstanding, and 10,000,000 shares of Common Stock, $.001 par value, of which 6,000,000 shares were issued and outstanding as of July 1, 1999. Additional shares will be issued prior to the Closing. All the outstanding shares of Common Stock of CSI are duly and validly authorized and issued, fully-paid and non-assessable, none of the shares of Common Stock have been issued in violation of any state or federal securities or banking laws, and there exist no preemptive rights of any present or former stockholders of the Common Stock. CSI has no other outstanding securities convertible into or exercisable for its Common Stock and no other agreements of any nature what so ever whereby CSI may, under any circumstances be obligated to issue additional shares of Common Stock.

     3.7 CSI FINANCIAL STATEMENTS.

          (a) Schedule 3.7(a) hereto sets forth a listing of financial statements of CSI delivered or to be promptly delivered to TRG (collectively, the "CSI Financial Statements"). The CSI Financial Statements are true, accurate and complete and present fairly the financial position of CSI as of the dates stated and the results of the operations of CSI for the periods stated and have been prepared in accordance with generally accepted accounting principles, consistently applied with all adjustments as mandated by any agency or other authority.

          (b) CSI has, and as of the Closing Date will have, no liabilities or obligations of any nature (whether accrued, absolute, asserted, unasserted, known, unknown, contingent or otherwise) except for those disclosed in the most current CSI Financial Statement ("Current Financial Statement") or in Schedule 3.7(b) hereto.

     3.8 REGULATORY FILINGS. CSI has heretofore filed all reports, registration statements and schedules as required pursuant to any applicable law. All such filings by CSI complied as of their respective dates in all material respects with the applicable requirements of such laws and the rules and regulations adopted thereunder.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 4 of 23
--------------------------------------------------------------------------------

     3.9 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the most Current Financial Statements delivered to TRG (the "Current Financial Statements"), there have not been any changes in the affairs, prospects, condition (financial or otherwise, or arising as a result of any legislative or regulatory change), operations, liabilities, earnings or business of CSI which have been or will be, individually or in the aggregate with other changes, adverse.

     3.10 NO BREACH OF STATUTE, DECREE OR ORDER. Except as disclosed in Schedule 3.10, CSI is not in default under, or in violation in any respect of any material applicable statute, law ordinance, decree, order, rule or regulation of any state or federal regulatory agency or any other governmental body, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. Except as set forth in Schedule 3.10, there is no known or suspected material action or proceeding by any governmental body, pending or threatened against CSI relating to the conduct of its business, and there is no basis for any such action or proceeding.

     3.11 LITIGATION. Except as disclosed in Schedule 3.11, there is no suit, claim, action proceeding or governmental investigation now pending or threatened, nor, to the best of its knowledge, is there any condition or set of facts which will give rise to any litigation, against CSI before any court, administrative or regulatory body or any governmental agency arising out of or relating to any aspect of the business, or any part of the properties, of CSI, or concerning the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.11, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding or threatened against CSI relating to any aspect of its business or any part of its properties.

     3.12 EMPLOYEE BENEFIT PLANS. Schedule 3.12 contains a list of all employment contracts (including agreements with any union) and all employee policy manuals, all deferred compensation amounts and agreements, all non-competition agreements, all bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, payment upon retirement, or severance agreements, all incentive pay agreements, any extraordinary vacation accruals, education payments or benefits, all disability, medical, life or other insurance plans or arrangements, or any other fringe benefits applicable to employees of CSI, and a list of any determination letters issued by the Internal Revenue Service with respect thereto. Each employee plan is in full compliance with all applicable government laws, rules and regulations.

     3.13 PERMITS AND LICENSES. CSI has, as of the date hereof, and will have as of the Closing Date, such permits, licenses and authorities as required by any governmental authority with jurisdiction over CSI with respect to its business as currently conducted. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any schedule hereto, the business of CSI as presently conducted in any jurisdiction meets all known and suspected applicable legal requirements of such jurisdiction, all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any governmental body to deny or rescind any approval for the conduct of the business of CSI.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 5 of 23
--------------------------------------------------------------------------------

     3.14 ACCURACY OF BOOKS AND RECORDS. The books and records, financial and otherwise, of CSI accurately set out and disclose the financial position of CSI, and all transactions CSI have been accurately recorded in such books and records in accordance with generally accepted accounting principals.

     3.15 MATERIAL CONTRACTS. Attached hereto as Schedule 3.15 is a list of all contracts of CSI involving either (a) an aggregate payment by or to it of more than $2,500; (b) or extending for a term beyond 12 months; and (c) a list showing all policies of insurance in force as of the date hereof.

     3.16 TAXES. Except as listed on Schedule 3.16 CSI has filed all federal and state tax returns as required to be filed; all taxes, assessments and other governmental charges known by the officers of CSI to be due from CSI or with respect to any of its income, payroll, sales, property or assets have been duly paid and no extensions for the time of payment have been requested. There are no pending or threatened audits or additional assessments of taxes of any kind by any governmental authority known to any of the officers of CSI. No unexpired waivers of the statute of limitations executed by CSI with respect to taxes of any kind are in effect on the date hereof. The accruals and reserves made for tax liabilities of CSI in the Current Financial Statements are adequate for the payment of all of CSI's federal, state and local tax liabilities of any kind for all periods ending on or before the date of the Current Financial Statements.

     3.17 TITLE TO PROPERTIES. Except as disclosed in Schedule 3.17, the CSI has good and marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real and/or personal property and other assets reflected on the Current Financial Statements, or acquired by it subsequent to the date thereof or used by it in the ordinary course of its business, except for (a) liens or encumbrances on such property or assets described in the Current Financial Statements, (b) liens for current taxes not yet due and payable, (c) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby, and (d) acquisition and dispositions in the ordinary course of business. CSI enjoys peaceable and undisturbed possession under all material leases under which it is operating, and all of its premises, which are leased, are in good condition and repair and are suitable for the purposes for which such premises are being utilized. CSI has not received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to its operations or to its owned or leased properties. Each parcel of real property owned or leased by CSI is free of any and all hazardous wastes, hazardous emissions, toxic substances or other types of contamination or matters of environmental concern, and CSI is not subject to any liability (under the Comprehensive Environmental Response, Compensation and Liability Act or otherwise) resulting from or related to any such wastes, emissions, substances, contaminants or matters of environmental concern in connection with any such property.

     3.18 ACCURACY OF STATEMENTS. CSI and the CSI Shareholders have disclosed to TRG herein all facts required by this Agreement and material to the liabilities, assets, business, prospects, conditions, organization and operations (financial

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 6 of 23
--------------------------------------------------------------------------------

and otherwise) of CSI. Neither this Agreement nor any exhibit or schedule hereto nor any certificate, documents, instrument or information furnished or to be furnished by CSI to TRG in connection with this Agreement or any of the transactions contemplated hereby contained, or will contain, any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 4
                      REPRESENTATIONS AND WARRANTIES OF TRG

     TRG hereby represents and warrants to CSI and the CSI Shareholders, as of the date hereof as of the Closing Date, as follows:(Shouldn't TRG have the same Reps and Warranties as CSI?)

     4.1 ORGANIZATION AND AUTHORITY OF TRG. TRG has been duly organized and is validly existing and in good standing under the laws of the State of Arizona and full corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by TRG and no other corporate proceedings on the part of TRG are necessary to authorize this Agreement and the transactions contemplated hereby or thereby.

     4.2 NO CONFLICT, BREACH OR DEFAULT. The execution and delivery of this Agreement and the performance by TRG of its terms do not (i) conflict with or result in a violation of the Articles of Incorporation or Bylaws of TRG; (ii) violate any order, writ, judgment or decree to which TRG is a party or is subject, or (iii) conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of TRG under, any of the terms, conditions or provisions of any note, bond mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which TRG is bound or by which TRG or any of their properties or assets may be bound.

     4.3 APPROVALS AND CONSENTS. No approval, authorization, consent, exemption, filing or other action by or filing with any governmental authority is required in connection with the execution and delivery by TRG of this Agreement or the transactions contemplated herein or therein.

     4.4 VALID OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of TRG enforceable against it in accordance with its terms, except that (i) the enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 7 of 23
--------------------------------------------------------------------------------

     4.5 VALIDLY ISSUED SHARES. Upon issuance, all TRG Shares to be issued to the CSI Shareholders in exchange for their CSI Shares will be duly authorized, validly issued and nonassessable outstanding shares of the capital stock of TRG.

     4.6 CAPITAL STOCK OF TRG. The authorized and outstanding capital stock of TRG is specified on the audit attached and made part hereto under section 4.7. No additional shares will be issued prior to the Closing. All the outstanding shares of Common Stock of TRG are duly and validly authorized and issued, fully-paid and non-assessable, none of the shares of Common Stock have been issued in violation of any state or federal securities or banking laws, and there exist no preemptive rights of any present or former stockholders of the Common Stock. Other than as disclosed in the financial statements, TRG has no other outstanding securities convertible into or exercisable for its Common Stock and no other agreements of any nature what so ever whereby TRG may, under any circumstances be obligated to issue additional shares of Common Stock.

     4.7 TRG FINANCIAL STATEMENTS.

          (a) Schedule 4.7(a) hereto sets forth a listing of financial statements of TRG delivered or to be promptly delivered to CSI (collectively, the "TRG Financial Statements"). The TRG Financial Statements are true, accurate and complete and present fairly the financial position of TRG as of the dates stated and the results of the operations of TRG for the periods stated and have been prepared in accordance with generally accepted accounting principles, consistently applied with all adjustments as mandated by any agency or other authority.

          (b) TRG has, and as of the Closing Date will have, no liabilities or obligations of any nature (whether accrued, absolute, asserted, unasserted, known, unknown, contingent or otherwise) except for those disclosed in the most current TRG Financial Statement ("Current Financial Statement") or in Schedule 4.7(b) hereto.

     4.8 REGULATORY FILINGS. TRG has heretofore filed all reports, registration statements and schedules as required pursuant to any applicable law. All such filings by TRG complied as of their respective dates in all material respects with the applicable requirements of such laws and the rules and regulations adopted thereunder.

     4.9 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the most Current Financial Statements delivered to CSI (the "Current Financial Statements"), there have not been any changes in the affairs, prospects, condition (financial or otherwise, or arising as a result of any legislative or regulatory change), operations, liabilities, earnings or business of TRG which have been or will be, individually or in the aggregate with other changes, adverse.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 8 of 23
--------------------------------------------------------------------------------

     4.10 NO BREACH OF STATUTE, DECREE OR ORDER. Except as disclosed in Schedule 4.10, TRG is not in default under, or in violation in any respect of any material applicable statute, law ordinance, decree, order, rule or regulation of any state or federal regulatory agency or any other governmental body, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. Except as set forth in Schedule 4.10, there is no known or suspected material action or proceeding by any governmental body, pending or threatened against TRG relating to the conduct of its business, and there is no basis for any such action or proceeding.

     4.11 LITIGATION. Except as disclosed in Schedule 4.11, there is no suit, claim, action proceeding or governmental investigation now pending or threatened, nor, to the best of its knowledge, is there any condition or set of facts which will give rise to any litigation, against TRG before any court, administrative or regulatory body or any governmental agency arising out of or relating to any aspect of the business, or any part of the properties, of TRG, or concerning the transactions contemplated by this Agreement. Except as disclosed in Schedule 4.11, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding or threatened against TRG relating to any aspect of its business or any part of its properties.

     4.12 EMPLOYEE BENEFIT PLANS. Schedule 4.12 contains a list of all employment contracts (including agreements with any union) and all employee policy manuals, all deferred compensation amounts and agreements, all non-competition agreements, all bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, payment upon retirement, or severance agreements, all incentive pay agreements, any extraordinary vacation accruals, education payments or benefits, all disability, medical, life or other insurance plans or arrangements, or any other fringe benefits applicable to employees of TRG, and a list of any determination letters issued by the Internal Revenue Service with respect thereto. Each employee plan is in full compliance with all applicable government laws, rules and regulations.

     4.13 PERMITS AND LICENSES. TRG has, as of the date hereof, and will have as of the Closing Date, such permits, licenses and authorities as required by any governmental authority with jurisdiction over TRG with respect to its business as currently conducted. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any schedule hereto, the business of TRG as presently conducted in any jurisdiction meets all known and suspected applicable legal requirements of such jurisdiction, all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any governmental body to deny or rescind any approval for the conduct of the business of TRG.

     4.14 ACCURACY OF BOOKS AND RECORDS. The books and records, financial and otherwise, of TRG accurately set out and disclose the financial position of TRG, and all transactions TRG have been accurately recorded in such books and records in accordance with generally accepted accounting principals.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 9 of 23
--------------------------------------------------------------------------------

     4.15 MATERIAL CONTRACTS. Attached hereto as Schedule 3.15 is a list of all contracts of TRG involving either (a) an aggregate payment by or to it of more than $2,500; (b) or extending for a term beyond 12 months; and (c) a list showing all policies of insurance in force as of the date hereof.

     4.16 TAXES. Except as listed on Schedule 4.16 TRG has filed all federal and state tax returns as required to be filed; all taxes, assessments and other governmental charges known by the officers of TRG to be due from TRG or with respect to any of its income, payroll, sales, property or assets have been duly paid and no extensions for the time of payment have been requested. There are no pending or threatened audits or additional assessments of taxes of any kind by any governmental authority known to any of the officers of TRG. No unexpired waivers of the statute of limitations executed by TRG with respect to taxes of any kind are in effect on the date hereof. The accruals and reserves made for tax liabilities of TRG in the Current Financial Statements are adequate for the payment of all of TRG's federal, state and local tax liabilities of any kind for all periods ending on or before the date of the Current Financial Statements.

     4.17 TITLE TO PROPERTIES. Except as disclosed in Schedule 4.17, the TRG has good and marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real and/or personal property and other assets reflected on the Current Financial Statements, or acquired by it subsequent to the date thereof or used by it in the ordinary course of its business, except for (a) liens or encumbrances on such property or assets described in the Current Financial Statements, (b) liens for current taxes not yet due and payable, (c) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby, and (d) acquisition and dispositions in the ordinary course of business. TRG enjoys peaceable and undisturbed possession under all material leases under which it is operating, and all of its premises, which are leased, are in good condition and repair and are suitable for the purposes for which such premises are being utilized. TRG has not received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to its operations or to its owned or leased properties. Each parcel of real property owned or leased by TRG is free of any and all hazardous wastes, hazardous emissions, toxic substances or other types of contamination or matters of environmental concern, and TRG is not subject to any liability (under the Comprehensive Environmental Response, Compensation and Liability Act or otherwise) resulting from or related to any such wastes, emissions, substances, contaminants or matters of environmental concern in connection with any such property.

     4.18 ACCURACY OF STATEMENTS. TRG and the TRG Shareholders have disclosed to CSI herein all facts required by this Agreement and material to the liabilities, assets, business, prospects, conditions, organization and operations (financial and otherwise) of TRG. Neither this Agreement nor any exhibit or schedule hereto nor any certificate, documents, instrument or information furnished or to be furnished by TRG to CSI in connection with this Agreement or any of the transactions contemplated hereby contained, or will contain, any untrue statement of a material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 10 of 23
--------------------------------------------------------------------------------

                                    ARTICLE 5
                    COVENANTS OF CSI AND THE CSI SHAREHOLDERS

     5.1 ACCESS TO INFORMATION. CSI and the CSI Shareholders shall provide TRG, its counsel, accountants and other representatives full access, from and after the date of this Agreement, to all of CSI's properties, books, contracts, commitments and records, and CSI shall furnish to TRG during such period all such information concerning CSI and its affairs as TRG may reasonably request. In addition, CSI shall make its officers, personnel and vendors available to discuss with the designated representatives of TRG the substance of all documents, financial statements and other information provided by CSI to TRG and such other matters as TRG shall deem pertinent to the transactions contemplated by this Agreement.

     5.2 CONDUCT OF BUSINESS. Except as otherwise consented to in writing by TRG, from the date of execution of this Agreement until the Closing Date or the date of termination of this Agreement, the CSI Shareholders shall cause CSI to and CSI shall:

          (a) maintain and operate its properties in a manner consistent with the efficient operation of its business and conduct its business only in the ordinary course. It shall not be considered to be in the ordinary course of its business to make any acquisition of direct or indirect ownership or control of voting shares of any other corporation, or of any interest in any partnership, joint venture, association or similar organization, other than shares acquired in satisfaction of a security interest or of a debt previously contracted or in a fiduciary or custodial capacity.

          (b) punctually pay and discharge all taxes, assessments and governmental charges lawfully imposed upon it or any of its property, or upon the income and profits thereof; provided, however, that nothing herein contained shall require CSI to pay or discharge any tax assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate proceedings unless property essential to the conduct of its business will be lost, forfeited or materially endangered.

          (c) maintain its existence as a corporation in good standing under the laws of the State of Delaware and comply in all material respects with all laws, governmental regulations , rules and ordinances, and judicial orders, judgments and decrees applicable to its business or its properties, except while contesting the validity of any of the foregoing in good faith and by appropriate proceedings.

          (d) notify TRG of the commencement of any material litigation against CSI or of the existence of any adverse business conditions threatening the continued, normal business operations of CSI or of any agreement, consent or order involving CSI.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 11 of 23
--------------------------------------------------------------------------------

          (e) at all times maintain, preserve and keep its properties in good repair, working order and condition in all material respects so that the business carried on in connection therewith may be properly and advantageously conducted.

          (f) make every reasonable effort to fulfill its contractual obligations and to maintain in effect its insurance as currently in effect.

          (g) use its best efforts to preserve its business relations with its present customers.

          (h) use its best efforts to assure, to the extent within its control, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement.

     5.3 NEGATIVE COVENANTS. Prior to the Closing Date or the termination of this Agreement, the CSI Shareholders shall not permit CSI to and CSI shall not, unless TRG shall have otherwise consented in writing:

          (a) amend its Articles of Incorporation or Bylaws, except to the extent necessary to effect the transactions contemplated by this Agreement;

          (b) issue, sell or otherwise dispose of any shares of its capital stock or any of its securities convertible into or representing a right or option to purchase any such shares or enter into other agreements to issue or sell any shares of its capital stock or change the presently outstanding shares of such stock into a greater or lesser number of shares either by way of a recapitalization, reorganization, consolidation of shares or the like, or by way of a merger or consolidation;

          (c) purchase, redeem, retire or otherwise acquire or sell, hypothecate, pledge or otherwise encumber, any shares of its capital stock;

          (d) declare, set aside, make or pay stock or cash dividends on any share of its capital stock or make any other distribution of assets to the holders of any shares of its capital stock;

          (e) institute a wage or salary adjustment increasing the base compensation rate of any person whose annual base compensation rate on the date hereof exceeds $25,000, pay a new employee an annual base compensation rate exceeding $50,000, enter into any agreement, understanding or commitment, written or oral, which obligates CSI, its successors or assigns, to pay, at any time, to a new employee an annual base compensation rate exceeding $50,000, or institute or agree to institute wage or salary adjustments which, taken either individually or in the aggregate, increase by more than 10% the aggregate of the annual base compensation rates paid by CSI on the date hereof to all of its employees;

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 12 of 23
--------------------------------------------------------------------------------

          (f) Enter into or institute any employment contracts, including but not limited to employee policy manual, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, payments upon retirement, severance agreement, incentive, extraordinary vacation accrual, education payment or benefit, disability, medical, life or other insurance plan or arrangement or, except as required by applicable law or regulation, renew, amend, modify or terminate any such arrangement or plan now in existence;

          (g) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with obligations of CSI arising under this Agreement; and

          (h) make any loan, advance or commitment to extend credit to any of its directors, officers or any affiliated or related persons of such directors or officers; renew any outstanding loan or any outstanding commitment to extend credit to any of its directors, officers or any affiliated or related persons of such directors or officers; increase any outstanding loan to any of its directors, officers or any affiliated or related persons of such directors or officers; or enter into any agreement, understanding or commitment, written or oral, which obligates CSI, its successors or assigns, to make any loan or advance or payment to any of its directors or officers or to any affiliated or related persons of any such directors or officers.

     5.4 SHAREHOLDER STATUS/RESTRICTED STOCK. Each of the CSI Shareholders exchanging shares hereunder acknowledge that they have had the opportunity to conduct a review of the business, operations and prospects of TRG and the management of TRG has provided any and all such information requested and answered such questions regarding TRG as requested by the CSI Shareholders. The CSI Shareholders have reviewed such information and conducted their own independent due diligence of TRG to the extent desired by the CSI Shareholders and are basing their investment decision with respect to the transactions contemplated by this Agreement solely upon such independent review. The CSI Shareholders are acquiring the TRG Shares hereunder for its own account and not with a view to transfer or distribute such shares. The CSI Shareholders acknowledge that the TRG Shares issued under the terms of this Agreement are "Restricted Securities" as defined under Rule 144 and Rule 145 of the Act and shall bear appropriate legends setting forth such restrictions. The CSI Shareholders further acknowledge that the covenants set forth herein are being relied upon by TRG with respect to its qualification for exemption from registration of the TRG Shares being issued hereunder.

                                    ARTICLE 6
                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO THE OBLIGATION OF TRG TO CLOSE. The obligation of TRG to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 13 of 23
--------------------------------------------------------------------------------

          (a) TRG and its authorized agents shall have been given access to the properties, books, records and reports of CSI; shall have conducted the review, searches and tests of such information as TRG, in its reasonable discretion, shall determine to conduct, and shall have, on or before August 31, 1999, set forth in writing the statement that TRG is satisfied with the results of such review, searches and test and intents to proceed with the transactions contemplated by this Agreement;

          (b) during the period from the date of the Current Financial Statements to the Closing Date, there shall not have occurred any material adverse change, other than as set forth on any schedule or exhibit hereto, in the financial condition, business or operation of CSI taken as a whole, and TRG shall have received at the Closing a certificate dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer if CSI to that effect;

          (c) each of the representations and warranties of CSI contained in this Agreement shall, in all material respects, be true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date; each of the covenants and agreements to CSI to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and TRG shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed by the Chief Executive Officer and Chief Financial Officer of CSI;

          (d) any item listed in Schedule 3.10 hereto shall have been removed, lifted or abated and there shall not have been issued or be in effect any order of any court, agency or other tribunal of competent jurisdiction which has the effect of prohibiting or prohibits the performance of the Agreement and the transactions contemplated thereby or imposes limitations on the ability of CSI to exercise and possess all of its rights, privileges, immunities and franchises or to otherwise conduct its business (with limitations applicable only to all similar entities engaged in similar business) as of the Closing Date;

          (e) all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, including the shareholder approvals of the transactions contemplated by this Agreement, shall have occurred and all appropriate documents incident thereto as TRG may reasonably request shall have been delivered to it, including, without limitation, the receipt of appropriate consents from any third parties which may be necessary to effect the transactions contemplated hereby;

          (f) no action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced against the parties hereto or any of the affiliates, associates, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions; and

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 14 of 23
--------------------------------------------------------------------------------

          (g) within 45 days after the execution of this Agreement, CSI shall have received any requisite approvals to this Agreement from all third parties referred to in the schedules attached hereto, having, under the terms of its respective loan, lease and other agreements, the right to approve or reject this Agreement or to cancel its agreement with CSI on or before the Closing; CSI hereby represents that all such third parties have been disclosed to TRG as required by this Agreement.

          (h) CSI shall have sold at least $150,000 of new common stock, net of commission or finder's fees.

          (i) TRG shall enter into an anti-dilution agreement with Aztore for all of Aztore's remaining shares acceptable to Aztore and CSI.

     6.2 CONDITIONS TO THE CSI SHAREHOLDERS' AND CSI'S OBLIGATIONS TO CLOSE. The obligation of CSI and the CSI Shareholders to consummate the transactions contemplated hereby shall be subject to each of the representations and warranties of TRG contained in this Agreement being, in all material respects, true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date; each of the covenants and agreements of TRG to be performed on or prior to the Closing Date being duly performed in all material respects; and CSI shall have received at the Closing a certificate, to that effect dated as of the Closing Date and executed on behalf of TRG by its Chief Executive Officer and Chief Financial Officer. In addition TRG shall meet the following conditions precedent:

          (a) the TRG shareholders shall ratify the Agreement;

          (b) the TRG shareholders shall vote to reverse TRG's common stock on a five shares for one share basis with special effect for shareholders with less than 500 shares;

          (c) the TRG shareholders shall vote in favor of the modification of TRG's outstanding warrants to create a unit exercisable into one share for $1.50 and ignoring the impact of the reverse split;

          (d) the TRG shareholders shall ratify a new stock option plan covering 2,100,000 shares of common stock on a post reverse basis; and the CSI Shareholders shall have received a legal opinion that the shares and warrants held by the public are available for transfer without registration due to their issuance under a bankruptcy plan.

                                    ARTICLE 7
                                     CLOSING

     The Closing of this Agreement (the "Closing") shall take place on or before September 1, 1999 at such place and time as TRG and CSI shall mutually agree, such time and date being herein referred to as the "Closing Date".

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 15 of 23
--------------------------------------------------------------------------------

                                    ARTICLE 8
                              AMENDMENT AND WAIVER

     8.1 AMENDMENT AND MODIFICATION. This Agreement may only be amended or modified in writing signed by TRG and CSI with the approval of their respective Board of Directors at any time prior to the Closing Date.

     8.2 WAIVER. At any time prior to the Closing Date, the parties hereto may by mutual agreement extend the time for the performance of any of the obligations or other acts of any other party hereto. Any party may waive any inaccuracies in the representations and warranties of any other party contained herein or in any schedule or document delivered pursuant hereto and waive compliance by any other party with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto.

                                    ARTICLE 9
                                   TERMINATION

     9.1 TERMINATION BY PARTIES. This Agreement may be terminated prior to the Closing Date:

          (a) at the option of the respective Board of Directors of either TRG or CSI, upon written notice to the other parties, if in the good faith opinion of such Board of Directors any other party has breached any of the representations and warranties or other covenants of this Agreement or the failure to occur of any of the conditions precedent set forth in Article 6 hereof;

          (b) by mutual agreement of the Board of Directors of TRG and CSI; and

          (c) at the option of the respective Board of Directors of TRG or CSI, if any litigation is instituted against CSI or TRG, the object of which is to enjoin any party from proceeding with the transactions contemplated under this Agreement or to seek damages against any party hereto or any officer, director or agent of any party as a result of the transactions proposed under this Agreement.

     9.2 EFFECT OF TERMINATION. In the event this Agreement is terminated as provided in Sections 9.1(b) and 9.1(c), this Agreement shall be void and of no further force and effect, and, except as set forth herein and Section 9.3 below, there shall be no further liability on the part of TRG or CSI or any of their respective directors, officers or stockholders as a result of this Agreement. In the event this transaction is terminated by any party or parties under the provisions of Section 9.1(a), the parties agree that CSI shall pay TRG $10,000 in liquidated damages or for expense reimbursement. Article 10 and Section 9.3 shall survive any termination of this Agreement.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 16 of 23
--------------------------------------------------------------------------------

     9.3 CONFIDENTIAL INFORMATION. If this Agreement is terminated for any reason, each of the parties hereto shall hold in confidence all information it and its representative have obtained from any other party hereto and promptly shall return or cause to be returned to the party supplying the same any and all documents or summaries in the possession of such party or its representatives.

                                   ARTICLE 10
                  POST CLOSING UNDERTAKING OF CSI SHAREHOLDERS

     10.1 REGISTRATION STATEMENT. The CSI Shareholders shall cause TRG to file a registration statement with the SEC registering all the shares received by new investors in CSI plus up to 400,000 shares, after any reverse split is implemented, held by Aztore or its affiliates. TRG shall bear the expense of this registration but not any commission necessary to sell the shares. TRG shall maintain the registration for six months after the effective date of such registration statement.

     10.2 TRADING. The CSI Shareholders shall cause TRG to pursue such actions with brokers, regulatory bodies (such as the NASD) or reporting agencies such as S&P to allow the shares in TRG to trade on the "pink sheets" and as soon as reasonable, the OTC-Bulletin Board.

                                   ARTICLE 11
                                  MISCELLANEOUS

     11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties included or provided for herein or in any exhibit or schedule or certificate or other document delivered pursuant to this Agreement shall survive the Closing Date for a period of five years.

     11.2 MATERIALITY. The parties hereto acknowledge that they have made numerous representations and warranties in this Agreement, and hereby agree that, notwithstanding any other provisions contained herein to the contrary, no actionable claim, right or cause of action shall exist on the part of any party against the other, including, in particular, any right to terminate this Agreement as a result of a breach of any representations or warranties, unless and until the dollar value of the aggregate of all such claims, rights or causes of action shall exceed $5,000.

     11.3 COUNTERPARTS. This Agreement may be executed in one or mare counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

     11.4 ENTIRE AGREEMENT. This Agreement, and the exhibits and schedules attached hereto, and the agreements contemplated by this Agreement contain the entire agreement among the parties and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. There are nor written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 17 of 23
--------------------------------------------------------------------------------

     11.5 EXPENSES. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     11.6 BROKER's OR FINDER'S COMMISSIONS. The parties warrant, each to the other, that there are no broker's commissions, finder's fees or payments of any nature due to any third party as a result of the consummation of this Agreement.

     11.7 SECTION HEADINGS. The section headings contained in this Agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.8 ASSIGNMENT. This Agreement shall not be assigned by any party without the written consent of the other parties and any attempted assignment without such written consent shall be null and void and without legal effect.

     11.9 NOTICES. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopier, registered mail or certified mail (return receipt requested) to the parties at the following addresses below (or at such other addresses as shall be specified by like notice). Any notice, however given, shall be effective 5 days after it is sent.

          If to TRG: The Rotherwood Group, Inc.
                     3710 East Kent Dr.
                     Phoenix, Arizona  85044
                     Attn: Mr. Michael S. Williams, President

          If to CSI: CIMsoft, Inc.
                     7363 East Onyx Court
                     Scottsdale, AZ
                     Attn: Terry Gustafson

     11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law principles.

     11.11 ILLEGALITY. In the event that any provision in this Agreement shall be held to be invalid, illegal or enforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected impaired thereby.

     11.12 EQUITABLE REMEDIES. The parties hereto hereby agree that the remedies at law may be inadequate to protect against an Event of Default, and therefore, the parties hereto hereby agree and consent to the granting of injunctive relief or other forms of equitable relief by a court of competent jurisdiction or a similar judicial body, whether temporary, preliminary or final, whether or not actual damages can be shown.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 18 of 23
--------------------------------------------------------------------------------

     11.13 NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days will be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day that is a legal holiday in the State of Arizona, then the final day will be deemed to be the next day that is not a Saturday, Sunday or day that is a legal holiday in the State of Arizona.

     11.14 PROVISIONS SEVERABLE. The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable, consistent with the intent of the parties hereto.

     11.15 CONSTRUCTION. The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Agreement and that this Agreement has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

     11.16 ADVICE OF COUNSEL. Each Party hereby acknowledges that they are entitled to and have been afforded the opportunity to consult legal counsel of their choice regarding the terms and conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each party hereby further acknowledges that having so consulted with legal counsel of their choosing or having chosen not to consult, hereby waives any right to such legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim.

     11.17 HEADINGS. The headings contained in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement.

     11.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all of the parties reflected hereon as the signatories. Any photocopy of this Agreement, with all signatures reproduced on one or more sets of signature pages, will be considered for all purposes as if it were an executed counterpart of this Agreement.

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 19 of 23
--------------------------------------------------------------------------------

     11.19 RECITALS, SCHEDULES AND EXHIBITS. The Recitals, Schedules and Exhibits referred to in this Agreement shall be construed with and are an integral part of this agreement to the same extent as if the same had been set forth verbatim herein.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the day and year first above written.


THE ROTHERWOOD GROUP, INC.                    CIMSOFT INC.


/s/ Michael S. Williams                       /s/ Terry J. Gustafson
----------------------------------            ----------------------------------
Michael S. Williams, President

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 20 of 23
--------------------------------------------------------------------------------


                            EXHIBIT AND SCHEDULE LIST


Schedule A        CSI Shareholders Names, Address, Social Security Numbers
                  and CSI Shares held

Schedule 3.7(a)   CSI Financial Statement

Schedule 3.7(b)   CSI Additional Liabilities

Schedule 3.10     CSI Defaults

Schedule 3.11     Litigation

Schedule 3.12     Employee Contracts, Manual, Etc.

Schedule 3.15     Material Contracts and Insurance Policy

Schedule 3.16     Taxes due or unfiled or extended

Schedule 3.17     Encumbrances

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 21 of 23
--------------------------------------------------------------------------------

                                   SCHEDULE A
                              THE CSI SHAREHOLDERS

Alan R. Cornfield and Sharyn B. Cornfield JTWROS
30691 Tanglewood Trail
Farmington Hills
Michigan  48331

David R. Cornfield and Kristen L. Cornfield JTWROS
5805 Cochise Drive
West Bloomfield
Michigan  48322

James R. Cornfield and Viviette Hunt
821 Solar NW
Albuquerque
New Mexico  87107

Ida Epstein and Alan Epstein
1191 River Valley, Apt. 6
Flint
Michigan  48532

Jaime B. Goldberg
9933 NW Maring Dr.
Portland
Oregon  97229

Melville R. Goldberg and Audrey B. Goldberg  JTWROS
5980 Pinetree Drive
West Bloomfield
Michigan  48322

Miriam Davenport and Melville R. Goldberg
5980 Pinetree Drive
West Bloomfield
Michigan  48322

Cesar A. Goulart
7420 Lantern Dr. NE
Albuquerque
New Mexico  87109

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 22 of 23
--------------------------------------------------------------------------------

Terry J. Gustafson and Sherrie L. Tjonn JTWROS
7363 E. Onyx Court
Scottsdale
Arizona  85258

Phillip J. Kaplan and Rosan Kaplan JTWROS
2850 Middlebelt
West Bloomfield
Michigan  48324

Alex Kuhn and Dorothy Kuhn JTWROS
29077 Laurel Woods, Apt. #106
Southfield
Michigan  48034

Alan R. Lappin
1480 Fairway
Birmingham
Michigan  48009

Samuel E. Lappin, Trustee
Samuel E. Lappin Trust DTD 8/1/73
25871 Ivanhoe
Huntington Woods
Michigan  48070

Liberation Limited Partners
Robert H. Coven
1204 Summer NW
Albuquerque
New Mexico  87104

Marjorie S. Mellen, Trustee
Marjorie S. Mellen Revocable Trust UAD 12/17/98
5653 Powder Horn Drive
West Bloomfield
Michigan  48322

Neil D. Pivar
6301 Wilmington Dr. NE
Albuquerque
New Mexico  87111

Acquisition Agreement between The Rotherwood Group, Inc. and
CIMSoft, Inc., dated August 4, 1999
page 23 of 23
--------------------------------------------------------------------------------

Terry L. Simpson and Valerie C. Simpson JTWROS
18775 N. 95th Way
Scottsdale
Arizona  85255

Bruce D. Williams
1278 Camino Hermosa
Corrales
New Mexico  87048

Edwin Coe Williams
107 Hunt Club Lane
Newtown Square
Pennsylvania  19073